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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated July 16, 1996 on our audit of the consolidated financial statements of Einstein/Noah Bagel Corp. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
July 29, 1996